UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ALX Oncology Holdings Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 22, 2024

Dear Stockholder:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the Annual Meeting) of ALX Oncology Holdings Inc. (ALX or the Company), which will be conducted via a live webcast on Wednesday, June 12, 2024 at 1:00 p.m. Pacific Time. The Annual Meeting will be held in a virtual format only. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALXO2024, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of the Company’s Board of Directors, we would like to thank you for your continued support of and interest in ALX.

Sincerely,

Corey Goodman, Ph.D.	Jason Lettmann
Executive Chairman of the Board of Directors	Chief Executive Officer and Director

ALX ONCOLOGY HOLDINGS INC.

323 Allerton Avenue

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Wednesday, June 12, 2024 at 1:00 p.m. Pacific Time
Place

The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via a live webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/ALXO2024.

Items of Business
•
To elect three Class I directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;
•
To conduct an advisory vote to approve the compensation of our named executive officers (NEOs);
•
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	Monday, April 15, 2024 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 12, 2024. Our proxy statement and Annual Report to Stockholders are being made available on or about April 22, 2024 on our investor relations website at https://ir.alxoncology.com/ under “Financials & Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Jason Lettmann

Chief Executive Officer and Director

South San Francisco, California

April 22, 2024

This proxy statement is being mailed to stockholders on or about April 22, 2024.

ALX ONCOLOGY HOLDINGS INC.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Wednesday, June 12, 2024

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of ALX Oncology Holdings Inc. (the Annual Meeting), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Wednesday, June 12, 2024 at 1:00 p.m. Pacific Time virtually via a live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/ALXO2024, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 12, 2024. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about April 22, 2024. The proxy materials and our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the SEC) on March 7, 2024 (the Annual Report) will also be accessible on the SEC’s website at www.sec.gov, and our investor relations website at https://ir.alxoncology.com.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•
the election of Corey Goodman, Ph.D., Jason Lettmann, and Sophia Randolph, M.D., Ph.D., as Class I directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;
•
an advisory vote to approve the compensation of our named executive officers; and
•
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•
FOR the election of each of Corey Goodman, Ph.D., Jason Lettmann, and Sophia Randolph, M.D., Ph.D., as Class I directors;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 15, 2024, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 50,498,816 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record – Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (including virtually) at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of each Class I director requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
•
Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers requires an affirmative FOR vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us, our compensation committee or our board of directors. However, we value our stockholders’ input and will take the vote into consideration when evaluating executive compensation decisions.
•
Proposal No. 3: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2024 requires an affirmative FOR vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the annual meeting of stockholders to be properly held under our amended and restated bylaws (Bylaws) and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What do I need to do to attend the Annual Meeting?

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/ALXO2024. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.

Why is the Annual Meeting held virtually?

Our board of directors believes that a virtual Annual Meeting allows for participation by a broader group of stockholders, reduces the costs to stockholders associated with holding an in-person meeting, and is the best option for ensuring the health and safety of the participants. The virtual meeting format is intended to facilitate a level of transparency as close as possible to an in-person meeting by providing for, among other things, the ability of stockholders to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and our board of directors.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you can vote in one of the following ways:

•
You may vote via the Internet. To vote via the Internet prior to the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 11, 2024 to be counted. If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail.
•
You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 11, 2024 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
•
You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail in the enclosed postage-paid envelope so that it is received no later than June 11, 2024. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•
You may vote virtually during the Annual Meeting. If you plan to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALXO2024, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Stockholders. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•
entering a new vote by Internet or telephone;
•
signing and returning a new proxy card with a later date;
•
delivering a written revocation to our Secretary at ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080, by 11:59 p.m. Eastern Time on June 11, 2024; or

•
attending the Annual Meeting and voting in person (including virtually).

Street Name Stockholders. If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jason Lettmann and Peter Garcia have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•
FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors (Proposal No. 1);
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 3); and
•
In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Street Name Stockholders. If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 2 (approval, on an advisory basis, of the compensation of our named executive officers) are non-routine matters, while Proposal No. 3 (ratification of the appointment of our independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 or Proposal No. 2, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 3. For additional information regarding broker non-votes, see “—What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:

ALX Oncology Holdings Inc.

Attention: Secretary

323 Allerton Avenue

South San Francisco, California 94080

(650) 466-7125

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. In addition, we will disclose final voting results on a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals or Director Nominations

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 23, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

ALX Oncology Holdings Inc.

Attention: Secretary

323 Allerton Avenue

South San Francisco, California 94080

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting of stockholders but do not intend for the proposal or director nominee to be included in our proxy statement. In addition to satisfying the requirements of our Bylaws, shareholders who intend to nominate directors other than the directors we have nominated must also comply with the additional requirements of Rule 14a-19 under the Exchange Act. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•
not earlier than February 6, 2025 at 8:00 a.m., Pacific time; and
•
not later than March 10, 2025 at 5:00 p.m., Pacific time.

In the event that we hold our 2025 annual meeting of stockholders more than 25 days before or more than 25 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 5:00 p.m. Pacific Time on the 120th day before such annual meeting and no later than 5:00 p.m. Pacific Time on the later of the following two dates:

•
the 90th day prior to such annual meeting; or
•
the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our public filings on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant provisions in our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which currently consists of eight members. Our board of directors has affirmatively determined that six of our eight directors qualify as “independent” within the meaning of the listing standards of the Nasdaq Stock Market LLC. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of director(s) will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our corporate governance and nominating committee, we are nominating Corey Goodman, Ph.D., Jason Lettmann, and Sophia Randolph, M.D., Ph.D., as Class I directors at the Annual Meeting. If elected, Drs. Goodman and Randolph and Mr. Lettmann will each hold office for a three-year term until the annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified.

The following table sets forth the names, ages and certain other information, including the composition of the committees, as of the date of this proxy statement, for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Corey Goodman, Ph.D.(2)(3)	I	72	Executive Chairman	2015	2024	2027
Jason Lettmann	I	46	Chief Executive Officer and Director	2020	2024	2027
Sophia Randolph, M.D., Ph.D.	I	56	Chief Medical Officer and Director	2021	2024	2027
Continuing Directors
Itziar Canamasas, Ph.D.(1)(3)	II	50	Director	2022	2025	—
Jack Nielsen(1)(2)	II	60	Director	2020	2025	—
Scott Garland(2)(3)	III	55	Director	2022	2026	—
Rekha Hemrajani(1)(3)	III	54	Director	2020	2026	—
Jaume Pons, Ph.D.	III	58	President, Chief Scientific Officer and Director	2015	2026	—

(1)
Member of our audit committee
(2)
Member of our compensation committee
(3)
Member of our corporate governance and nominating committee

Director Nominees

Corey Goodman, Ph.D. is our co-founder and has served as a member of our board of directors and as Executive Chairman since March 2015. He co-founded and has served as a Managing Partner of venBio Partners since March 2010. Dr. Goodman founded Labrys, a biopharmaceutical company acquired by Teva, where he served as chairman and as a member of the board of directors from December 2012 to June 2014. He founded Pfizer's Biotherapeutics and Bioinnovation Center where he served as President and a member of Pfizer's Executive Leadership Team from October 2007 until May 2009. He co-founded Renovis, a biopharmaceutical company acquired by Evotec, where he served as President, Chief Executive Officer and a director from September 2001 to October 2007. He is a former tenured biology professor at both Stanford University and the University of California, Berkeley, the co-founder of U.C. Berkeley's Wills Neuroscience Institute, Investigator with the Howard Hughes Medical Institute and currently is an adjunct professor at U.C. Berkeley. Dr. Goodman is a member of the U.S. National Academy of Sciences, the American Academy of Arts & Sciences and the American Philosophical Society and a recipient of the

2020 Gruber Neuroscience Prize. He currently serves as chairman and as a member of the board of directors of several privately held biotechnology companies. Dr. Goodman holds a B.S. in Biology from Stanford University and a Ph.D. in Neurobiology from U.C. Berkeley and was a postdoctoral fellow at U.C. San Diego.

We believe Dr. Goodman is qualified to serve on our board of directors due to his experience founding and managing biotechnology companies in both the private and public markets.

Jason Lettmann has served as our Chief Executive Officer since September 2023, as a member of our board of directors since April 2020 and previously served as a member of our board of directors from March 2015 to May 2017. Mr. Lettmann has served as a Partner at Morgenthaler Ventures, a venture capital and private equity firm, since June 2009, and served as a General Partner of Lightstone Ventures from March 2012 to July 2023. He previously served as Chief Executive Officer of Promedior Inc., a biotechnology company acquired by Roche, from January 2019 to February 2020 and as a Vice President at Split Rock Partners, a venture capital firm, from June 2006 to June 2009. Mr. Lettmann currently serves as a member of the board of directors of several privately-held companies and previously served as a director of Ra Pharmaceuticals, a clinical-stage pharmaceutical company acquired by UCB. Mr. Lettmann holds a B.A. in Psychology from the University of Iowa and an M.B.A. from the University of Michigan’s Ross School of Business.

We believe Mr. Lettmann is qualified to serve on our board of directors because of the perspective and experience he brings as our chief executive officer, his industry experience, his experience serving on the boards of directors for multiple life sciences companies and his extensive experience with venture capital investments.

Sophia Randolph, M.D., Ph.D. has served as our Chief Medical Officer since June 2016 and as a member of our board of directors since March 2021. Prior to joining us, she was with Pfizer Oncology Early and Late Development Groups from June 2008 to April 2016, where she served most recently as Executive Director, Oncology from June 2015 to April 2016. From June 2007 to May 2008, Dr. Randolph served as Director, Clinical Sciences, Oncology at Merck, a pharmaceutical company. She holds an A.B. in Biochemistry from Harvard University and an M.D. and a Ph.D. in Cellular and Molecular Biology from the University of Michigan. Dr. Randolph completed her oncology fellowship training at Seattle Cancer Care Alliance/Fred Hutchinson Cancer Research Center.

We believe Dr. Randolph is qualified to serve on our board of directors because of her medical expertise and her extensive experience within the pharmaceutical and biotechnology sector.

Continuing Directors

Itziar Canamasas, Ph.D. has served as a member of our board of directors since April 2022. She has served as Chief Executive Officer of AtG Therapeutics, a preclinical stage biotech focused on overcoming tumor adaptation, since February 2023. Dr. Canamasas was most recently the Head of Oncology EMEA, from August 2020 to July 2022, with responsibility for the commercial success of Oncology in the Region for Bayer Consumer Care AG, Switzerland, a subsidiary of Bayer AG. She has previously served as Managing Director and Country Head of Pharmaceuticals for Bayer Ltd, Ireland, a subsidiary of Bayer AG from May 2017 to July 2020 and prior to that, as VP of Global Marketing Oncology for Bayer Corporation, USA, a subsidiary of Bayer AG. Between 2021 and 2023, Dr. Canamasas served as the Organizational Development Director for the Ambassador Program of the Healthcare Businesswomen's Association. She previously served on the board for Bayer Ltd, a subsidiary of Bayer AG. Dr. Canamasas holds a Llicenciatura in Biology from Universitat de Barcelona and a Ph.D. in Biology, with a focus on Tumor Genetics from Johannes Gutenberg-Universität Mainz.

We believe Dr. Canamasas is qualified to serve on our board of directors because of her scientific knowledge, commercial and marketing experience and the breadth and depth of her management and leadership experience in the biotechnology and oncology sectors.

Jack Nielsen has served as a member of our board of directors since February 2020. Mr. Nielsen has served as a Managing Director at Vivo Capital LLC, a healthcare focused investment firm, since August 2017 and was promoted to Managing Partner in March 2021. He previously served as a consultant from March 2017 to July 2017. From 2001 to February 2017, Mr. Nielsen was with the Novo A/S (Novozymes) organization and its venture activities in several roles, most recently as a Senior Partner based in Copenhagen, Denmark. From May 2006 to August 2012, Mr. Nielsen was a Partner at Novo Ventures (US) in San Francisco, where he established the office that provides certain consultancy services to Novo A/S. He currently serves as a member of the board of directors of Aligos Therapeutics Inc., a biotechnology company, Harmony Biosciences Holdings Inc., a pharmaceutical company, InstilBio, a clinical-stage cell therapy company, and IO Biotech, a clinical-stage biopharmaceutical company and previously served as a director of Crinetics Pharmaceuticals, Inc. and Reata Pharmaceuticals, Inc. Mr. Nielsen holds an M.Sc. in Chemical Engineering from the Technical University of Denmark and a Masters in Management of Technology from Center for Technology, Economics and Management, Technical University of Denmark.

We believe Mr. Nielsen is qualified to serve on our board of directors because of his experience working in the biotechnology industry, his experience as a venture capital investor and his board service for several companies in the biotechnology sector.

Scott Garland has served as a member of our board of directors since November 2022. He served as the Chief Executive Officer of PACT Pharma, Inc., an immuno-oncology company, from March 2021 to February 2023. Mr. Garland previously served as President, Chief Executive Officer and a member of the board of Portola Pharmaceuticals, Inc., a biopharmaceutical company, from October 2018 until July 2020 when it was acquired by Alexion Pharmaceuticals, Inc. From April 2017 to September 2018, he served as President of Relypsa Inc., a biopharmaceutical company, and as Senior Vice President and Chief Commercial Officer from October 2014 to April 2017. From October 2011 to October 2014, Mr. Garland served as Executive Vice President and Chief Commercial Officer of Exelixis, Inc., a biopharmaceutical company focused on developing and commercializing cancer treatments. He currently serves as a member of the board of directors of Day One Pharmaceuticals, Inc., and Olema Oncology and previously served on the board of directors of Karyopharm Therapeutics Inc. and Calithera Biosciences Inc. Mr. Garland holds a B.S. in Biological Sciences from California Polytechnic State University (San Luis Obispo) and an M.B.A. from Duke University’s Fuqua School of Business.

We believe Mr. Garland’s experience in the biotechnology industry qualifies him to serve on our board of directors.

Rekha Hemrajani has served as a member of our board of directors since April 2020. Ms. Hemrajani served as Chief Executive Officer and Director of Jiya Acquisition Corporation from August 2020 to November 2022. She previously served as President and Chief Executive Officer of Aravive, Inc., a clinical-stage biotechnology company, from January 2020 to April 2020. From March 2019 to September 2019, Ms. Hemrajani served as the Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, a biotechnology company. From March 2016 to March 2019, she served as Chief Operating Officer of FLX Bio, Inc. (now RAPT Therapeutics, Inc.), a biotechnology company. From February 2015 to March 2016, Ms. Hemrajani served as Chief Financial Officer and Senior Vice President of Business and Financial Operations at 3-V Biosciences, Inc. (now Sagimet Biosciences, Inc.), a biotechnology company. From November 2013 to January 2015, Ms. Hemrajani advised privately held companies on strategic corporate development and financing activities at Ravinia Consulting, a consulting firm she founded. She currently serves as a director of MaxCyte, Inc., a provider of cell-engineering platform technologies, and a privately-held company and previously served as a director of Adverum Biotechnologies, Inc., Aravive, Inc. and Jiya Acquisition Corp. She holds a B.S. in Economics and Computer Science from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

We believe Ms. Hemrajani is qualified to serve on our board of directors due to her executive and financial experience at multiple companies in the biopharmaceutical and biotechnology industries.

Jaume Pons, Ph.D. has served as our President and as a member of our board of directors since April 2015 and as our Chief Scientific Officer since September 2023. He previously served as our Chief Executive Officer form May 2015 to September 2023. He has also served as a Scientific Advisor at Lightstone Ventures, a venture capital fund, since January 2019 and as a Venture Partner at venBio Partners, a venture capital firm, since January 2017. Prior to joining us, Dr. Pons was with Pfizer, Inc., a biopharmaceutical company, where he served as Senior Vice President and a member of the Pfizer Worldwide Research and Development Leadership Team and Chief Technology Officer for Pfizer Biotherapeutics from September 2009 to February 2015. From October 2007 to February 2015, he served as Chief Scientific Officer at Rinat Neuroscience Corporation, a subsidiary of Pfizer. Dr. Pons holds a B.S. in Biochemistry from Autonomous University of Barcelona and an M.S. in Biotechnology and a Ph.D. in Molecular and Cell Biology from the Institute on Fundamental Biology, Barcelona (Autonomous University of Barcelona).

We believe Dr. Pons is qualified to serve on our board of directors because of the perspective and experience he brings as our President and Chief Scientific Officer and former Chief Executive Officer, his experience in leadership positions in the biotechnology industry, his educational background and his strong scientific expertise.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market (Nasdaq). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Drs. Canamasas and Goodman, Messrs. Garland and Nielsen and Ms. Hemrajani, representing five of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related-Party Transactions.” There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Goodman. As a general policy, our board of directors believes that separation of the positions of Executive Chairman of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Lettmann serves as our Chief Executive Officer while Dr. Goodman serves as the Executive Chairman of our board of directors and is not an officer of the company. We currently expect and intend the positions of Executive Chairman of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Diversity

Although we do not have a specific policy with respect to Board diversity, diversity is important to us, and we have always had diversity across the company. We recognize the benefits associated with a diverse mix of individuals within our board of directors, including a diversity of experience, backgrounds, gender, race, ethnicity, sexual orientation and age.

The corporate governance and nominating committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our board of directors. The table below provides certain information regarding the composition of our board of directors. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix	As of December 31, 2023				As of December 31, 2022
Total Number of Directors	8				8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	-	-	3	5	-	-
Part II: Demographic Background
African American or Black	1	-	-	-	1	-	-	-
Alaskan Native or Native American	-	-	-	-	-	-	-	-
Asian	1	-	-	-	1	-	-	-
Hispanic or Latinx	1	1	-	-	1	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-	-	-	-	-
White	-	4	-	-	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-	-	-	-	-
LGBTQ+	-				-
Did Not Disclose Demographic Background	-				-

Role of the Board in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and cybersecurity risks. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.

Environmental, Social and Governance (ESG) Practices

We recognize that environmental, social and governance issues are of increasing importance to our investors, employees and other stakeholders. We are committed to ethical, responsible and sustainable business practices. Corporate social responsibility is an enterprise-wide commitment. Our management team and board of directors are working together to oversee the company’s efforts to prioritize and integrate ESG considerations into the company’s business practices and corporate culture.

Diversity & Inclusion

We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to our code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Our recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

Competitive Pay & Benefits

We strive to provide competitive and robust compensation and benefits programs that help meet the varying needs of our employees. Our total rewards package includes competitive pay, comprehensive healthcare benefits for employees, family medical leave and flexible work schedules. In addition, we offer every full-time employee, both exempt and non-exempt, the benefit of equity ownership in the company through stock option grants, restricted stock unit grants, and our employee stock purchase plan. We offer a 401(k) plan and we provide an employer contribution up to a certain limit.

Employee Development & Training

The competition for talent in our industry and in the San Francisco Bay Area, where our headquarters is located, is significant. As a result, our commitment to investing in human capital is of critical importance to ensure our ability to attract, develop and maintain key talent to support the growth of our business. We emphasize employee development and training. We have a performance development review process in which managers provide regular feedback and a formal annual review to assist with the development of our employees, including the use of individual plans to assist with career development.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a corporate governance and nominating committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Ms. Hemrajani, Dr. Canamasas and Mr. Nielsen. Ms. Hemrajani is the chair of our audit committee and is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of SOX, and possesses financial sophistication, as defined under the rules of Nasdaq. Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3 of the Exchange Act. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee also:

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selects and hires the independent registered public accounting firm to audit our consolidated financial statements;
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helps to ensure the independence and evaluate the performance of the registered public accounting firm;
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approves audit and non-audit services and fees;
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reviews our consolidated financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly reviewed consolidated financial statements and the results of the independent audits and the quarterly reviews;
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prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
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reviews reports and communications from the independent registered public accounting firm;

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reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
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reviews our policies on risk assessment and risk management;
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reviews and monitors conflicts of interest situations, and approves or prohibits any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
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reviews related party transactions; and
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establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our investor relations website at https://ir.alxoncology.com/. During 2023, our audit committee held four meetings.

Compensation Committee

Our compensation committee consists of Dr. Goodman and Messrs. Garland and Nielsen. Dr. Goodman is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee also:

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oversees our overall compensation philosophy and compensation policies, including the Compensation Recovery Policy, plans and benefit programs;
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reviews and approves, or recommends to the board of directors for approval, the compensation of our executive officers and directors;
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prepares the compensation committee report, if required by the SEC to be included in our annual proxy statement; and
•
administers our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our compensation committee is available on our investor relations website at https://ir.alxoncology.com/. During 2023, our compensation committee held three meetings.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee currently consists of Mr. Garland, Drs. Canamasas and Goodman and Ms. Hemrajani. Mr. Garland is the chair of our corporate governance and nominating committee. Our board of directors has determined that each member of our corporate governance and nominating committee is independent under the listing standards of Nasdaq.

Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:

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identifies, evaluates, and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
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considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
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reviews developments in corporate governance practices;
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evaluates the adequacy of our corporate governance practices and reporting; and
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evaluates the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter for our corporate governance and nominating committee is available on our investor relations website at https://ir.alxoncology.com/. During 2023, our corporate governance and nominating committee did not hold any meetings.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2023, our board of directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they served during the periods that they served on such committee.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This is our fourth annual meeting of stockholders as a public company. Seven of our eight then-current directors attended our 2023 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2023, Dr. Goodman and Messrs. Garland, Lettmann and Nielsen served on our compensation committee. Mr. Garland was appointed to the compensation committee in April 2023. Prior to Mr. Lettmann’s appointment as our chief executive officer, he resigned as a member of the compensation committee on September 1, 2023. Other than Mr. Lettmann, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our corporate governance and nominating committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. We have in the past used a search firm to identify, interview and screen director nominee candidates and conduct background and reference checks. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.

Some of the qualifications that our corporate governance and nominating committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of gender, race, ethnicity and experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things. Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The corporate governance and nominating committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our corporate governance and nominating committee will consider director candidates recommended by stockholders holding no less than $2,000 in market value, or one percent (1%), of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination, as long as such recommendations or nominations comply with our amended and restated certificate of incorporation, Bylaws, policies and procedures for director candidates, and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our Bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, including the principal occupation or employment of the candidate; a statement of support executed by the candidate acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders; evidence of the recommending stockholder’s ownership of our capital stock; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and any additional information required by our Bylaws and our policies and procedures for director candidates. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Secretary at ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080. Our Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors. Where the nature of a communication warrants, our Secretary may determine, in their judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.

This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at https://ir.alxoncology.com/. We will post any amendments to our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Director Compensation

We maintain an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors. It is designed to attract, retain and reward non-employee directors. This policy is reviewed periodically by our board of directors and our compensation committee with input from our compensation committee’s independent compensation consultant, Compensia, regarding practices and compensation levels at comparable companies. On March 14, 2023, our board of directors amended the Outside Director Compensation Policy in consultation with Compensia following review of updated market data for peer companies.

Under the amended Outside Director Compensation Policy, each non-employee director receives cash and equity compensation for his or her services as a member of our board of directors, as described below.

Cash Compensation

As amended in March 2023, the Outside Director Compensation Policy provides for the following cash compensation program for our non-employee directors:

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$40,000 per year for service as a non-employee director;
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$35,000 per year for service as non-employee chair of our board of directors;
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$20,000 per year for service as chair of the audit committee;
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$7,500 per year for service as a member of the audit committee;

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$12,000 per year for service as chair of the compensation committee;
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$6,000 per year for service as a member of the compensation committee;
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$10,000 per year for service as chair of the corporate governance and nominating committee; and
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$5,000 per year for service as a member of the corporate governance and nominating committee

Prior to the amendment in March 2023, the Outside Director Compensation Policy provided for the following cash compensation program for our non-employee directors:

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$40,000 per year for service as a non-employee director;
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$30,000 per year for service as non-employee chair of our board of directors;
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$20,000 per year for service as chair of the audit committee;
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$7,500 per year for service as a member of the audit committee;
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$10,000 per year for service as chair of the compensation committee;
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$5,000 per year for service as a member of the compensation committee;
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$8,000 per year for service as chair of the corporate governance and nominating committee; and
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$4,000 per year for service as a member of the corporate governance and nominating committee

Each non-employee director who serves as a committee chair will receive only the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. Under our Outside Director Compensation Policy, we also will reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.

Equity Compensation

Initial Award. Pursuant to our Outside Director Compensation Policy, as amended in March 2023, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award, or the Initial Award, of stock options to purchase 40,400 shares of our common stock. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth of the shares of our common stock subject at grant to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Pursuant to our Outside Director Compensation Policy, as amended in March 2023, each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders, an annual award, or the Annual Award, of stock options to purchase 20,200 shares of our common stock, with such number of shares prorated if the recipient commenced service as a non-employee director after the date of the immediately prior annual meeting of our stockholders, based on the number of whole months of non-employee director service completed before the Annual Award’s grant date. Each Annual Award will be scheduled to vest as to one-twelfth of the shares of our common stock subject at grant to the Annual Award on a monthly basis following the Annual Award’s grant date, on the same day of the month as the grant date, or if earlier, the day immediately before the day of the next annual meeting of stockholders that occurs after the grant date of the Annual Award, subject to continued services to us through the applicable vesting dates.

Change in Control. In the event of a change in control, as defined in our Amended and Restated 2020 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our Amended and Restated 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per-share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Director Compensation Limits. Our Outside Director Compensation Policy provides that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $1,000,000 (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit). Equity awards granted or other compensation provided to a non-employee director while he or she was an employee or consultant (other than a non-employee director), or granted or provided before the effective date of the registration statement related to our initial public offering, do not count toward this annual limit.

2023 Compensation

Directors who are also our employees receive no additional compensation for their service as directors. During 2023, Drs. Pons and Randolph were employees and executive officers of the Company and did not receive compensation as directors. On September 6, 2023, Mr. Lettmann became an employee and executive officer of the company, in addition to serving as a director on the Board. Since September 6, 2023, Mr. Lettmann has not received any additional compensation as a director. See the section titled “Executive Compensation” for additional information about Mr. Lettmann’s and Drs. Pons’ and Randolph’s compensation for the year ended December 31, 2023.

The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2023. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors in 2023.

Director Compensation for Fiscal Year 2023(1)

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Itziar Canamasas, Ph.D.	47,298	116,219	163,517
Scott Garland	47,550	58,109	105,659
Corey Goodman, Ph.D.	90,387	116,219	206,606
Rekha Hemrajani	64,798	116,219	181,017
Jack Nielsen	53,298	116,219	169,517

(1)
The director compensation paid in 2023 is consistent with our Outside Director Compensation Policy, as amended on March 14, 2023, described above, with the exception of the following pre-amended terms: (i) annual cash compensation: non-employee chair ($30,000); chair ($10,000) and member ($5,000) of the compensation committee; chair ($8,000) and member ($4,000) of the corporate governance and nominating committee, used for the payment to the directors prior to the effectiveness of the amendment in March 2023.
(2)
This column reflects the aggregate grant date fair value of option awards granted to the director computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation (Topic 718). See Note 9 to our financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2023:

		Option Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options		Option Exercise Price ($)	Option Expiration Date
Itziar Canamasas, Ph.D.	06/20/23	10,100	10,100	(1)	8.14	06/19/33
	06/15/22	2,000	—	(2)	6.67	06/14/32
	04/11/22	13,338	10,671	(3)	16.79	04/10/32
Scott Garland	06/20/23	5,050	5,050	(1)	8.14	06/19/33
	11/28/22	8,669	15,340	(4)	10.07	11/27/32
Corey Goodman, Ph.D.	06/20/23	10,100	10,100	(1)	8.14	06/19/33
	06/15/22	12,004	—	(2)	6.67	06/14/32
	06/11/21	12,004	—	(2)	59.66	06/10/31
	07/16/20	24,009	—	(2)	19.00	07/16/30
Rekha Hemrajani	06/20/23	10,100	10,100	(1)	8.14	06/19/33
	06/15/22	12,004	—	(2)	6.67	06/14/32
	06/11/21	12,004	—	(2)	59.66	06/10/31
	04/30/20	80,096	7,282	(5)	4.81	04/30/30
Jack Nielsen	06/20/23	10,100	10,100	(1)	8.14	06/19/33
	06/15/22	12,004	—	(2)	6.67	06/14/32
	06/11/21	12,004	—	(2)	59.66	06/10/31
	07/16/20	24,009	—	(2)	19.00	07/16/30

(1)
Shares subject to the option vest in 12 equal monthly installments on the same day of month of grant date, or if earlier, the day immediately before the day of the next annual meeting of stockholders, subject to continued service through each such vesting date.
(2)
The shares subject to the option are fully vested and immediately exercisable.
(3)
Shares subject to the option vest in 36 equal monthly installments beginning on May 11, 2022 subject to continued service through each such vesting date.
(4)
Shares subject to the option vest in 36 equal monthly installments beginning on December 28, 2022 subject to continued service through each such vesting date.
(5)
1/4th of the shares subject to the option vested on April 27, 2021 and 1/36th of the remaining shares subject to the option vest monthly thereafter subject to continued service through each such vesting date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved, Corey Goodman, Ph.D., Jason Lettmann, and Sophia Randolph, M.D., Ph.D., as nominees for election as Class I directors at the Annual Meeting. If elected, each of Drs. Goodman and Randolph and Mr. Lettmann will serve as a Class I director until the 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified. Drs. Goodman and Randolph and Mr. Lettmann are currently directors of our company, and each has agreed to being named in this proxy statement as a nominee. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Goodman, Mr. Lettmann and Dr. Randolph. If you are a street name stockholder of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter. We expect that Dr. Goodman, Mr. Lettmann and Dr. Randolph will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy.

Vote Required

The election of Class I directors requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast ‘FOR’ will be elected as Class I directors. As a result, any shares not voted ‘FOR’ a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This stockholder advisory vote, commonly known as “say-on-pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table (named executive officers) as disclosed in this proxy statement.

The Board recommends a vote “FOR” the following resolution:

“RESOLVED, that the stockholders of ALX Oncology Holdings Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative discussion.”

We became a public company in July 2020 and since that time we have made important changes to our executive compensation program to reflect our transition from a private to public company. This is the third time we have included an advisory “say-on-pay” vote at the annual meeting of the stockholders. In 2023, our stockholders approved the “say-on-pay” vote with 99% of the shares of our common stock present and entitled to vote in support of our named executive officer compensation as disclosed in our 2023 proxy statement. Each year we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders, consistent with the “say-when-on-pay” recommendation from our stockholders at our 2023 annual meeting, until such time as the say-when-on-pay proposal is brought before our stockholders again.

Our board of directors is asking you to support this proposal. Because this vote is advisory, it will not be binding on us, our compensation committee or our board of directors. However, our compensation committee and our board of directors will review the voting results in their entirety and take them into consideration when making future decisions regarding named executive officer compensation.

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires an affirmative vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstention will have the same effect as a vote AGAINST the proposal, and broker non-votes will have no effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2024. KPMG LLP has served as our independent registered public accounting firm since 2016.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2024 if our audit committee believes that such a change would be in the best interests our company and our stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they wish to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,368,200	$873,100
Audit-Related Fees	—	—
Tax Fees(2)	13,354	266
All Other Fees	—	—
Total Fees	$1,381,554	$873,366

(1)
“Audit fees” represent fees billed for professional services rendered for the audits of our annual consolidated financial statements, audit of internal controls, quarterly reviews of our consolidated financial statements, statutory audits, reviews of documents filed with the SEC, registration statements and comfort letters.
(2)
“Tax Fees” consist of fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

Auditor Independence

In our fiscal year ended December 31, 2023, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by KPMG LLP for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at https://ir.alxoncology.com/. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, KPMG LLP (KPMG), is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•
reviewed and discussed the audited financial statements with management and KPMG;
•
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
•
received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Rekha Hemrajani (Chair)

Itziar Canamasas, Ph.D.

Jack Nielsen

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 31, 2024. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jason Lettmann	46	Chief Executive Officer and Director
Jaume Pons, Ph.D.	58	President, Chief Scientific Officer and Director
Peter Garcia	62	Chief Financial Officer
Shelly Pinto	48	Senior Vice President, Finance and Chief Accounting Officer
Sophia Randolph, M.D., Ph.D.	56	Chief Medical Officer and Director

For the biography of Dr. Pons, please see “Board of Directors and Corporate Governance—Director Nominees.” For the biographies of Mr. Lettmann and Dr. Randolph, please see “Board of Directors—Continuing Directors.”

Peter Garcia has served as our Chief Financial Officer since January 2020. Prior to joining us, he served as Vice President and Chief Financial Officer from May 2013 until August 2019 and as Acting Chief Accounting Officer from May 2013 until July 2013 at PDL BioPharma, Inc., an acquirer of royalties and pharmaceutical assets. From October 2011 to May 2013, Mr. Garcia served as Chief Financial Officer at BioTime, Inc., a clinical-stage biotechnology company now known as Lineage Cell Therapeutics. He previously served as Chief Financial Officer of six biotechnology and high technology companies, including Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon. Mr. Garcia currently serves as a member of the board of directors of DURECT Corporation, a biopharmaceutical company. Mr. Garcia holds a B.A. in Economics and Sociology from Stanford University and an M.B.A. from the University of California, Los Angeles.

Shelly Pinto has served as our Senior Vice President, Finance since July 2023, as Chief Accounting Officer since May 2021 and as Vice President, Finance from May 2021 to July 2023. Prior to joining us, she was with Tizona Therapeutics, Inc. from July 2016 to April 2021, where she served most recently as Vice President of Finance and Operations from October 2020 to April 2021. Ms. Pinto was the Controller at InSite Vision Inc. from December 2008 to July 2016, the Assistant Controller at Bare Escentuals, Inc. from May 2007 to November 2008, and Director of Corporate Accounting and Financial Reporting at Dreyer's Grand Ice Cream Holdings, Inc. from March 2002 to May 2007. Ms. Pinto started her career within the audit practice at Deloitte and Touche LLP after graduating with a B.S.B.A. in Accounting from Montana State University.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers (or NEOs) for the year ended December 31, 2023 are:

Name	Title
Jason Lettmann	Chief Executive Officer
Jaume Pons, Ph.D.	President and Chief Scientific Officer
Peter Garcia	Chief Financial Officer
Sophia Randolph, M.D., Ph.D.	Chief Medical Officer

Mr. Lettmann was appointed as our Chief Executive Officer on September 6, 2023, on which date Dr. Pons transitioned from Chief Executive Officer of the Company to our Chief Scientific Officer while continuing to serve as our President.

Summary

Overview of Executive Compensation Program

Our executive compensation program is designed to be competitive and appropriately balance our goals of attracting, engaging and retaining our executive officers and driving company performance. To align our executive officers’ interests with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of each executive officer’s total target annual direct compensation opportunity (that is, base salary, target annual cash incentives, and equity awards) is “at-risk,” meaning the amounts paid to each executive officer will vary based on our Company performance and their contributions to that performance.

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, and to align the interests of management and stockholders, the Company’s compensation programs are designed to provide the majority of executive compensation in the form of variable, at-risk pay. Our compensation committee thoughtfully employs the primary compensation elements of base salary, short-term annual cash incentives, and long-term equity awards, to achieve these objectives.

Executive Compensation Governance

With guidance from an independent compensation consultant, Compensia, we maintain sound compensation and governance standards, and we adopt best practices in establishing and administering policies in support of these standards. The compensation committee evaluates our executive compensation program regularly to ensure that it supports our short-term and long-term goals to compete for executive talent as well as protect our stockholders’ interests.

Stockholder Engagement

The Company is committed to engagement with stockholders. We will review any feedback we receive from our stockholders about our executive compensation program to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.

Compensation Philosophy

The goals of our executive compensation program are to attract, engage, and retain executive officers who share our vision and are deeply connected to our mission. Our overall compensation philosophy is market-based and enables our executive officers to share in the Company’s long-term success. We strive to incentivize these executive officers to achieve our short-term and long-term business objectives in order to increase long-term value and increase stockholder value. Our program combines competitive cash and equity award opportunities in the forms and proportions that we believe will motivate our executive officers to increase stockholder value over the long-term. We routinely review our policies and program design.

Our executive compensation program delivers excellent rewards in line with individual and company performance using the following specific compensation methods:

•
paying competitive base salaries;
•
rewarding our teams with a short-term incentive bonus plan opportunity; and
•
awarding a higher percentage of target total direct compensation opportunity as long-term equity incentives to more closely align employee and stockholder interests over the long-term.

“Say-on-Pay” Voting

Our compensation committee and our board of directors will consider the result of the “say-on-pay” vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.

Compensation Determination Process

Role of Compensation Committee and Board of Directors

Our compensation committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our compensation committee designs, implements, reviews, and approves all compensation for our CEO and our other executive officers. Typically, the compensation committee reports to the board of directors on its discussions and on occasion seeks input from the board of directors regarding the decisions to be made and other actions to be taken with regard to our executive officers’ compensation. Our compensation committee’s determinations regarding executive compensation are based on the compensation committee’s assessment of the performance of the Company and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent. The compensation committee makes the final decisions regarding executive compensation.

Role of Management

In 2023, our then CEO and CFO made recommendations to our compensation committee, attended certain compensation committee meetings and were involved in the process for determining our executive officers’ compensation, provided that neither our current or prior CEO nor our CFO made recommendations as to their own compensation or participated in compensation committee discussion of their own compensation. Our compensation committee considers management’s recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our compensation committee reviews the recommendations and other data and makes decisions as to each executive officer’s total compensation, as well as each individual pay component.

Role of Independent Compensation Consultant

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2023, our compensation committee retained Compensia as its independent compensation consultant to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia serves at the discretion of our compensation committee. Our compensation committee engaged Compensia to assist in developing an appropriate group of peer companies, to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our compensation committee periodically considers and assesses Compensia’s independence, including whether Compensia has any potential conflicts of interest with our company or members of our compensation committee. In connection with Compensia’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for our compensation committee.

Pay Components

The Company’s executive compensation program consists of three primary elements: base salaries, annual cash incentives, and long-term equity awards.

Our Company is committed to a strong performance orientation in our compensation program and effective corporate governance practices for a company at our development stage and industry.

Base Salary

Base salary provides competitive pay to attract and retain our executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each individual brings to the Company and the performance contributions each makes.

Annual Cash Incentive Program

We maintain an Executive Incentive Compensation Plan (Incentive Compensation Plan), pursuant to which our named executive officers are eligible to receive cash incentive awards. The Incentive Compensation Plan is designed to provide a financial incentive to reward executives for the achievement of a series of program specific, pipeline, and functional corporate goals. Payments under the plan are ultimately based on achievement of these pre-established corporate goals. Actual performance against targets, as measured by these pre-established corporate goals, funds the incentive payouts. The total bonus payout cannot exceed the total amount of funding in the pool. Annual target bonuses are set based on factors such as the executive’s past contributions, tenure, experience, and role and the annual target bonuses provided by companies in our compensation peer group to their similarly situated executives. Bonuses are typically paid in the month following the end of the performance period.

For 2023, the compensation committee set Mr. Lettmann’s annual target bonus at 55% of his annual base salary, provided that such bonus was prorated based on the number of days in 2023 during which he served as our CEO. The compensation committee maintained Dr. Pons’ annual target bonus at 55% of his annual base salary for the full year. The annual target bonus target for each of our other named executive officers (NEOs), as a percentage of the NEO’s salary, remained at 40%.

Bonuses for all employees, including our NEOs, for the fiscal year ended December 31, 2023, were allocated from a bonus pool funded based on performance against a number of high-impact project and cross-functional goals. The project goals related to specific programs, trials and corporate progress. The cross-functional goals related to business development, positioning for future growth, and development and other functional goals. The combination of the project and cross-functional goals was intended to drive both specific technical achievement and continue to build the foundation for future company growth and advancements.

Each goal is given a specific weighting and measured individually, and the extent of achievement of the goals and the applicable weightings determine the 2023 bonus payout, subject to the compensation committee’s discretion to alter bonus funding and payouts. The 2023 performance goals for Mr. Lettmann and Dr. Pons were based entirely on corporate goals. The 2023 performance goals for the other NEOs were based 80% on corporate goals and 20% on individual goals.

In January 2024, the compensation committee reviewed the performance against the applicable 2023 corporate and individual goals. Based on the Company’s achievement of the corporate goals, the compensation committee approved funding of the Company’s bonus pool at 100% of target levels related to the corporate goals. Based on the NEOs’ achievement of the individual goals, the compensation committee approved 100% achievement of such individual goals. The resulting bonuses to our NEOs were as follows: Mr. Lettmann ($119,003), Dr. Pons ($357,357), Mr. Garcia ($194,189) and Dr. Randolph ($204,000).

Equity Long-Term Incentive Compensation

We believe long-term incentive compensation is an effective means for focusing our executive officers, including the named executive officers, on driving strong performance and increased stockholder value over a multi-year period, provides a meaningful reward for long-term value creation, and motivates them to remain employed with us. This approach aligns the contributions of our executive officers with the long-term interests of our stockholders and allows them to participate in any future appreciation in our common stock.

Severance and Change in Control Protections

In order to recruit and maintain a stable and effective management team, our compensation committee believes it is appropriate and necessary to provide assurance of certain severance and change in control benefits approved by the compensation committee, in consultation with Compensia. We entered into change in control and severance agreements (Severance Agreements) with each of our named executive officers that provide for the severance and change in control benefits. For a summary of the material terms of the benefits provided to our named executive officers under the Severance Agreements and an estimate of the payments and benefits that may be received by our named executive officers under the Severance Agreements, see “Change in Control and Severance Agreements” below.

Other Compensation

Retirement, Welfare, Health, and Other Broad-Based Benefits

We maintain a 401(k) retirement savings plan, or 401(k) plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code (Code) and the applicable limits under the 401(k) plan

(generally, up to 90% of the employee’s eligible compensation), on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. Subject to limits under the Code, in 2022, we matched an amount equal to 50% of the first 6% of the eligible employee’s contributions with a maximum annual employer contribution of $10,000 per employee. In 2023, we provided a 3% employer contribution on gross wages with a maximum annual employer contribution of $9,900 per employee.

Our health and welfare benefits include medical, dental and vision benefits, long-term disability insurance, basic life insurance coverage, health savings and dependent care accounts, and accidental death and dismemberment insurance. Our named executive officers also are eligible to participate in our 2020 Employee Stock Purchase Plan on the same terms as our other eligible employees. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our executive officers, including the named executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for executive officers will be approved and subject to periodic review by the compensation committee.

Employment Agreements

We have entered into confirmatory employment letters with each of our named executive officers. Each of these agreements was approved by our board of directors or our compensation committee. In filling each of our executive positions, our board of directors and the compensation committee recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market.

For information on the specific terms and conditions of the employment letters of the named executive officers, see the discussion of “Executive Employment Letter Agreements” below.

Additional Policies and Practices

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our contractors, consultants, advisors and employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our contractors, consultants, advisors and employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Jason Lettmann	2023	217,330(3)	—	4,369,560(3)	119,003(3)	151,290(4)	4,857,183
Chief Executive Officer	2022	—	—	—	—	—	—
Jaume Pons, Ph.D.(5)	2023	649,740	521,540	1,216,689	357,357	—	2,745,326
President, Chief Scientific Officer and former Chief Executive Officer	2022	583,500	848,780	2,029,250	272,786	—	3,734,316
Peter Garcia	2023	485,472	187,520	435,765	194,189	—	1,302,946
Chief Financial Officer	2022	466,800	332,630	790,077	164,314	—	1,753,821
Sophia Randolph, M.D., Ph.D.	2023	510,000	199,240	461,652	204,000	—	1,374,892
Chief Medical Officer	2022	471,330	424,390	1,022,942	165,908	—	2,084,570

(1)
This column reflects the aggregate grant date fair value of awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not correspond to the actual value that may be recognized by the officers upon vesting of the applicable awards.
(2)
The amounts disclosed represent bonuses based upon achievement of certain Company and individual performance metrics.
(3)
Mr. Lettmann was appointed as our Chief Executive Officer on September 6, 2023. The amounts reported for his salary and non-equity incentive plan compensation amounts are prorated based on the number of days in 2023 during which he served in this capacity.
(4)
Includes (i) $35,071 for board and committee service from January 2023 until Mr. Lettmann’s election as our Chief Executive Officer and (ii) $116,219 for the non-employee director annual option award in June 2023.
(5)
Dr. Pons served as our Chief Executive Officer until September 6, 2023.

Outstanding Equity Awards at 2023 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options		Number of Securities Underlying Unexercisable Options(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares of Units of Stock that Have Not Vested ($)(2)
Jason Lettmann	09/08/23	—	(3)	1,200,000	4.92	09/07/33	—		—
	06/20/23	10,100	(4)	10,100	8.14	06/19/33	—		—
	06/15/22	12,004	(5)	—	6.67	06/14/32	—		—
	06/11/21	12,004	(5)	—	59.66	06/10/31	—		—
	07/16/20	24,009	(5)	—	19.00	07/16/30	—		—
Jaume Pons, Ph.D.	07/25/23	—		—	—	—	77,875	(6)	1,159,559
	07/25/23	29,375	(7)	252,625	5.86	07/24/33	—		—
	08/05/22	—		—	—	—	46,250	(8)	688,663
	08/05/22	86,416	(9)	157,584	11.47	08/04/32	—		—
	07/30/21	135,937	(10)	89,063	58.56	07/29/31	—		—
	07/16/20	232,991	(11)	39,780	19.00	07/16/30	—		—
	04/27/20	181,784	(12)	16,526	4.81	04/27/30	—		—
	03/09/20	552,533	(13)	—	4.08	03/09/30	—		—
	09/12/19	76,765	(5)	—	1.91	09/12/29	—		—
	03/30/17	230,279	(5)	—	0.99	03/30/27	—		—
Peter Garcia	07/25/23	—		—	—	—	28,000	(6)	416,920
	07/25/23	10,520	(7)	90,480	5.86	07/24/33	—		—
	08/05/22	—		—	—	—	18,125	(8)	269,881
	08/05/22	33,645	(9)	61,355	11.47	08/04/32	—		—
	07/30/21	60,416	(10)	39,584	58.56	07/29/31	—		—
	07/16/20	75,284	(11)	12,853	19.00	07/16/30	—		—
	04/27/20	18,381	(12)	2,432	4.81	04/27/30	—		—
	03/09/20	89,022	(14)	—	4.08	03/09/30	—		—
	03/09/20	60,468	(15)	—	4.08	03/09/30	—		—
Sophia Randolph, M.D., Ph.D.	07/25/23	—		—	—	—	29,750	(6)	442,978
	07/25/23	11,145	(7)	95,855	5.86	07/24/33	—		—
	08/05/22	—		—	—	—	23,125	(8)	344,331
	08/05/22	43,562	(9)	79,438	11.47	08/04/32	—		—
	07/30/21	60,416	(10)	39,584	58.56	07/29/31	—		—
	07/16/20	76,582	(11)	13,075	19.00	07/16/30	—		—
	04/27/20	14,677	(12)	4,407	4.81	04/27/30	—		—
	03/09/20	92,629	(14)	—	4.08	03/09/30	—		—

(1)
The unvested portion of these awards are also subject to vesting acceleration under certain circumstances, as will be more fully described below under “—Severance and Change in Control Protections”.
(2)
The market value was calculated using the closing market price of a share of Common Stock as of December 29, 2023, which was $14.89.
(3)
1/4th of the shares subject to the option vest on September 5, 2024 and 1/48th of the shares vest monthly thereafter, subject to continued service through each such vesting date.
(4)
Shares subject to the option vest in 12 equal monthly installments on the same day of month of grant date, or if earlier, the day immediately before the day of the next annual meeting of stockholders, subject to continued service through each such vesting date.
(5)
The shares subject to the option are fully vested and immediately exercisable.
(6)
The restricted stock units, or RSUs, vest in eight equal semiannual installments beginning on December 28, 2023, subject to continued service through each such vesting date.

(7)
Shares subject to the option vest in 48 equal monthly installments beginning on August 3, 2023, subject to continued service through each such vesting date.
(8)
The RSUs vest in eight equal semiannual installments beginning on December 28, 2022.
(9)
Shares subject to the option vest in 48 equal monthly installments beginning on August 1, 2022, subject to continued service through each such vesting date.
(10)
Shares subject to the option vest in 48 equal monthly installments beginning on August 30, 2021, subject to continued service through each such vesting date.
(11)
Shares subject to the option vest in 48 equal monthly installments beginning on August 16, 2020, subject to continued service through each such vesting date.
(12)
Shares subject to the option vest in 48 equal monthly installments beginning on May 27, 2020.
(13)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest in 48 equal monthly installments beginning on April 9, 2020.
(14)
The option is subject to an early exercise provision and is immediately exercisable. 1/4th of the shares subject to the option vested on January 2, 2021 and 1/36th of the remaining shares subject to the option vest each month thereafter, subject to continued service through each such vesting date.
(15)
The option is subject to an early exercise provision and is immediately exercisable. 1/4th of the shares subject to the option vested on March 9, 2021 and 1/36th of the remaining shares subject to the option vest each month thereafter, subject to continued service through each such vesting date.

Executive Employment Letter Agreements

Jason Lettmann

In connection with the appointment of Mr. Lettmann as our Chief Executive Officer, we entered into an employment letter with Mr. Lettmann, effective as of September 6, 2023. Mr. Lettmann’s annual base salary is $675,000, and he is eligible for an annual target cash incentive payment equal to 55% of his annual base salary. The employment letter also provides for a grant of a stock option to purchase 1,200,000 shares of our common stock under our Amended and Restated 2020 Equity Incentive Plan. Given his appointment as Chief Executive Officer, Mr. Lettmann no longer receives any separate compensation that he previously received as a non-employee director of the Board.

Jaume Pons, Ph.D.

In connection with the appointment of Dr. Pons as our President and Chief Scientific Officer, we entered into an employment letter with Dr. Pons, effective as of September 6, 2023. Dr. Pons’ annual base salary is $650,000, and he is eligible for an annual target cash incentive payment equal to 55% of his annual base salary. The employment letter also provides that any prior equity awards will continue to be subject to the terms of the applicable Company equity plan under which such equity awards were granted and the applicable award agreements thereunder.

Peter Garcia

In July 2020, we entered into a confirmatory employment letter with Peter Garcia, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides that Mr. Garcia is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Garcia may have entered into concerning his employment relationship with us. Mr. Garcia’s annual base salary was $466,800 for 2022, and was subsequently increased to $485,472, effective January 1, 2023. He is eligible for an annual target cash incentive payment equal to 40.0% of his annual base salary.

Sophia Randolph, M.D., Ph.D.

In July 2020, we entered into a confirmatory employment letter with Dr. Sophia Randolph, our Chief Medical Officer. The confirmatory employment letter has no specific term and provides that Dr. Randolph is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Randolph may have entered into concerning her employment relationship with us. Dr. Randolph’s annual base salary was $471,330 for 2022, and was subsequently increased to $510,000, effective January 1, 2023. She is eligible for an annual target cash incentive payment equal to 40.0% of her annual base salary.

Change in Control and Severance Agreements

We entered into Severance Agreements with each of our named executive officers, which provide for certain severance and change in control benefits. Each Severance Agreement superseded any prior agreement or arrangement the named executive officer may have had with us that provided for severance and/or change in control payments or benefits. The Severance Agreements have no specific term and will terminate upon written consent by the parties or when all obligations under the change in control agreement are satisfied.

The Severance Agreements provide that if, other than during the period beginning three months before our change in control through the one-year anniversary of our change in control (change in control period) the named executive officer’s employment with us is terminated by us without cause (as defined in the Severance Agreement, and excluding by reason of his or her death or disability) or by the named executive officer for “good reason” (as defined in the Severance Agreement), the named executive officer will receive the following severance payments and benefits if he or she timely executes and does not revoke a release of claims in our favor:

•
A lump sum cash payment equal to 100% for Mr. Lettmann and Dr. Pons, or 75% for Mr. Garcia and Dr. Randolph, of the named executive officer’s base salary as in effect immediately before such termination; and
•
Company-paid group health, dental and vision coverage under COBRA for the named executive officer and their eligible dependents for up to twelve months for Mr. Lettmann and Dr. Pons, or nine months for Mr. Garcia and Dr. Randolph.

If, during the change in control period, the named executive officer’s employment with us is terminated by us without cause (as defined in the Severance Agreement, and excluding by reason of their death or disability) or by the named executive officer for good reason (as defined in the Severance Agreement), the named executive officer will receive the following severance payments and benefits if they timely execute and do not revoke a separation agreement and release of claims in our favor:

•
A lump sum cash payment equal to 150% for Mr. Lettmann and Dr. Pons, or 100% for Mr. Garcia and Dr. Randolph, of the named executive officer’s base salary as in effect immediately before such termination or if greater, the base salary in effect immediately before our change in control;
•
A lump sum cash payment equal to 150% for Mr. Lettmann and Dr. Pons, or 100% for Mr. Garcia and Dr. Randolph, of the named executive officer’s target bonus opportunity as in effect immediately before such termination or if greater, the target bonus opportunity in effect immediately before our change in control;

•
Company-paid group health, dental and vision coverage under COBRA for the named executive officer and their eligible dependents for up to eighteen months for Mr. Lettmann and Dr. Pons, or twelve months for Mr. Garcia and Dr. Randolph; and
•
100% accelerated vesting and exercisability of the outstanding and unvested Company equity awards (other than Company equity awards subject to performance-based vesting criteria) granted to the named executive officer.

In addition, the Severance Agreement for Dr. Pons provides that in the event of our change in control, 100% of his outstanding Company equity awards (other than Company equity awards subject to performance-based vesting criteria) will accelerate vesting.

Each Severance Agreement provides that, if any of the amounts provided for under a Severance Agreement or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the named executive officer would be entitled to receive either the full payment of benefits under the named executive officer’s Severance Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The Severance Agreements do not provide for any tax gross-ups in connection with our change in control.

Executive Incentive Compensation Plan

Our board of directors has adopted our Executive Incentive Compensation Plan, or the Incentive Compensation Plan. Our Incentive Compensation Plan will be administered by the compensation committee of our board of directors, unless and until our board of directors determines otherwise. Our Incentive Compensation Plan allows us to grant incentive awards, generally payable in cash, to employees selected by the administrator, including our named executive officers, based upon performance goals that may be established by the administrator.

Under our Incentive Compensation Plan, the administrator determines the performance goals applicable to any award, which goals may include, without limitation, goals related to attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regularly-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or portion of a target award will not have a performance goal associated with it but instead will be granted if at all in the compensation committee’s sole discretion.

The administrator of our Incentive Compensation Plan, in its sole discretion and at any time, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to any bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, a participant must be employed with us through the date the actual award is paid. The administrator of our Incentive Compensation Plan reserves the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the administrator of such equity compensation plan determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are subject to any clawback policy that we may be required by applicable laws to adopt from time to time, including our Compensation Recovery Policy, which was adopted in July 2023. The administrator also may impose such other recovery, clawback, or recoupment provisions with respect to an award under our Incentive Compensation Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s employment for cause. Certain participants may be required to reimburse us for certain amounts paid under an award under our Incentive Compensation Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.

The administrator of our Incentive Compensation Plan has the authority to amend, alter, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards. Our Incentive Compensation Plan will remain in effect until terminated in accordance with its terms.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
Amended and Restated 2020 Equity Incentive Plan(1)	9,934,340	$15.43	1,305,386
2020 Employee Stock Purchase Plan(2)	—	—	1,065,389

(1)
Our board of directors adopted, and our stockholders approved, the Amended and Restated 2020 Equity Incentive Plan (2020 Plan). The 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 4,000,000 shares, (ii) four percent (4%) of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or (iii) such number of shares as our board of directors may determine no later than the last day of our immediately preceding fiscal year.
(2)
Our board of directors adopted, and our stockholders approved, the 2020 Employee Stock Purchase Plan (the ESPP). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 800,000 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares as our board of directors may determine no later than the last day of our immediately preceding fiscal year.

Compensation Recovery (Clawback)

In July 2023, our Compensation Committee adopted a Compensation Recovery Policy that complies with the new SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Pay Versus Performance

Under rules adopted pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are required to calculate and disclose certain information regarding the “Compensation Actually Paid” (or CAP) to our named executive officers and certain Company performance for the years ended December 31, 2023, 2022 and 2021. The disclosure includes an analysis of compensation for our Principal Executive Officers (or our PEOs) and the average compensation for the non-PEO named executive officers (or our non-PEO NEOs).

Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(2)(3)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 2(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (loss)
2023	$4,857,183	$15,230,588	$2,745,326	$5,620,559	$1,338,919	$2,490,225	$17.27	$(160,805,000)
2022	$—	$—	$3,734,316	$(3,301,953)	$1,919,196	$(418,024)	$13.07	$(123,482,000)
2021	$—	$—	$10,112,978	$(43,518,093)	$4,181,018	$(8,940,548)	$24.93	$(83,463,000)

(1)
The dollar amounts reported in these columns are the amounts of total compensation reported for the applicable PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Dr. Pons (shown as PEO 2 in the table) was our PEO during our fiscal years 2022 and 2021. Our PEOs for fiscal year 2023 were:

PEO 1: Mr. Lettmann

PEO 2: Dr. Pons

Mr. Lettmann was appointed as our Chief Executive Officer on September 6, 2023, on which date Dr. Pons transitioned from Chief Executive Officer of the Company to our Chief Scientific Officer while continuing to serve as our President.

(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. The fair value of equity for the calculation of Compensation Actually Paid was estimated using methodologies consistent with those used to estimate the grant date fair value of the awards, with the expected life for options adjusted to reflect their moneyness level at the time of re-valuation. These amounts reflect the total compensation for the PEO or the average of the total compensation for the non-PEO NEOs as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and the Non-PEO NEOs in accordance with SEC rules as set forth below:

PEO 1: Jason Lettmann	2023
Summary compensation table total for PEO 1	$4,857,183
- Grant date fair value of stock awards and option awards granted during the year	(4,369,560)
+ Fair value at year-end of stock awards and option awards granted during the year that are outstanding and unvested	14,720,474
+ Change in fair value at year-end of stock awards and option awards granted in prior years that are outstanding and unvested	—
+ Fair value at vesting of stock awards and option awards granted and vested during the year	56,279
+ Change in fair value as of vesting date of stock awards and option awards granted in prior years that vested during the year	(33,788)
- Fair value as of prior year-end of stock awards and option awards granted in prior years that failed to meet vesting conditions during the year	—
Compensation actually paid to PEO 1	$15,230,588

PEO 2: Jaume Pons	2023	2022	2021
Summary compensation table total for PEO 2	$2,745,326	$3,734,316	$10,112,978
- Grant date fair value of stock awards and option awards granted during the year	(1,738,229)	(2,878,030)	(9,263,228)
+ Fair value at year-end of stock awards and option awards granted during the year that are outstanding and unvested	4,201,146	2,492,520	2,207,996
+ Change in fair value at year-end of stock awards and option awards granted in prior years that are outstanding and unvested	1,226,407	(4,380,284)	(40,602,500)
+ Fair value at vesting of stock awards and option awards granted and vested during the year	314,453	307,590	756,368
+ Change in fair value as of vesting date of stock awards and option awards granted in prior years that vested during the year	(1,128,544)	(2,578,065)	(6,729,707)
- Fair value as of prior year-end of stock awards and option awards granted in prior years that failed to meet vesting conditions during the year	—	—	—
Compensation actually paid to PEO 2	$5,620,559	$(3,301,953)	$(43,518,093)

Non-PEO NEOs	2023	2022	2021
Average summary compensation table total for non-PEO NEOs	$1,338,919	$1,919,196	$4,181,018
- Grant date fair value of stock awards and option awards granted during the year	(642,088)	(1,285,020)	(3,739,523)
+ Fair value at year-end of stock awards and option awards granted during the year that are outstanding and unvested	1,551,679	1,112,899	873,321
+ Change in fair value at year-end of stock awards and option awards granted in prior years that are outstanding and unvested	510,331	(1,480,480)	(6,217,661)
+ Fair value at vesting of stock awards and option awards granted and vested during the year	116,303	137,326	189,080
+ Change in fair value as of vesting date of stock awards and option awards granted in prior years that vested during the year	(384,919)	(821,945)	(1,206,427)
- Fair value as of prior year-end of stock awards and option awards granted in prior years that failed to meet vesting conditions during the year	—	—	(3,020,356)
Average compensation actually paid to non-PEO NEOs	$2,490,225	$(418,024)	$(8,940,548)

(4)
Mr. Garcia and Dr. Randolph were our non-PEO NEOs for our fiscal years 2023 and 2022. Mr. Garcia, Dr. Randolph, Shelly Pinto and Steffen Pietzke were our non-PEO NEOs for our fiscal year 2021.
(5)
Total shareholder return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2020.

Description of Relationship Between Compensation Actually Paid and Company Total Shareholder Return (or TSR)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and the Company’s TSR over the fiscal years 2021, 2022, and 2023.

ALXO TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
Value of $100 Investment from 12/31/2020)
$30
$25
$20
$15
$10
$5
$0
($43.52)
($8.94)
($3.30)
($0.42)
$15.23
$5.62
$2.49
FY 2021
FY 2022
FY 2023
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average Non-PEO NEO CAP ($M)
ALXO TSR

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and the Company’s Net Income (Loss) over the fiscal years 2021, 2022, and 2023.

ALXO Net Income vs. Compensation Actually Paid
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
Compensation Actually Paid ($M)
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
($160)
($180)
Net Income ($M)
$15.23
$5.62
$2.49
($0.42)
($3.30)
($8.94)
($43.52)
FY 2021
FY 2022
FY 2023
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2024 by:

•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 50,277,193 shares of our common stock outstanding as of March 31, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)
5% or Greater Stockholders:
Entities affiliated with venBio Partners(1)	9,699,925	19.3
FMR LLC(2)	7,472,821	14.9
Redmile Group LLC(3)	4,909,264	9.5
Entities affiliated with Vivo Capital(4)	4,220,048	8.4
Cormorant Asset Management LP(5)	3,142,079	6.3
Entities affiliated with OrbiMed Advisors LLC(6)	3,095,000	6.2
Entities affiliated with Lightstone Ventures(7)	2,949,580	5.9

Named Executive Officers:
Jason Lettmann(8)	190,028	*
Jaume Pons, Ph.D.(9)	2,149,421	4.1
Peter Garcia(10)	434,405	*
Sophia Randolph, M.D., Ph.D.(11)	612,545	1.2
Non-Employee Directors:
Corey Goodman, Ph.D.(12)	9,933,828	19.7
Itziar Canamasas, Ph.D.(13)	37,188	*
Scott Garland(14)	21,262	*
Rekha Hemrajani(15)	132,902	*
Jack Nielsen(16)	4,101,055	8.2
All current executive officers and directors as a group (10 persons)(17)	17,774,245	33.4

* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Based solely on a Schedule 13D reporting beneficial ownership as of, and filed with the SEC on, October 1, 2020, the shares consist of (i) 5,268,325 shares held of record by venBio Global Strategic Fund II, L.P. (GSF II LP); (ii) 3,969,789 shares held of record by venBio Global Strategic Fund, L.P. (GSF LP); and (iii) 461,811 shares held of record by venBio SPV, LLC. venBio Global Strategic GP II, L.P. (GS GP II LP) is the general partner of GSF II LP and venBio Global Strategic GP II, Ltd. (GS GP II Ltd) is the general partner of GS GP II LP. venBio Global Strategic GP, L.P. (GS GP LP) is the general partner of GSF LP and venBio Global Strategic GP, Ltd. (GS GP Ltd) is the general partner of GS GP LP. As the Directors of venBio Global GS GP II Ltd and GS GP Ltd and the Managing Directors of venBio SPV, LLC (SPV LLC), Robert Adelman and Corey Goodman, one of our directors, share voting and dispositive power with respect to the shares held of record by GSF II LP, GSF LP and SPV LLC. An additional 96,406 shares are held of record by Dr. Adelman. The address for these entities is c/o venBio Partners, LLC, 1700 Owens Street, Suite 595, San Francisco, California 94158.
(2)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024 reporting stock ownership as of December 31, 2023, the reported shares of common stock are held of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies and over which shares FMR LLC has sole dispositive power. FMR LLC has sole voting power with respect to 7,471,685 shares and sole dispositive power with respect to 7,472,821 shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the Fidelity Funds), advised by Fidelity Management & Research Company LLC (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024 reporting stock ownership as of December 31, 2023, comprised of (a) 3,659,264 shares of common stock and (b) 1,250,000 shares of common stock issuable upon exercise of certain pre-funded warrants (the “Warrants”), which, in each case, are owned by certain private investment vehicles and/or sub-advised accounts managed by Redmile Group, LLC, including Redmile Biopharma Investments III, L.P., (the “Redmile Clients”). The shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of the Redmile Clients since, in such capacity, Redmile Group, LLC exercises voting and investment power over all of the shares held by the Redmile Clients. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. The address for these entities is One Letterman Drive, Building D, Suite 3-306, The Presidio of San Francisco, San Francisco, California 94129. The address for Mr. Green is c/o Redmile Group, LLC (NY Office), 45 W. 27th Street, Floor 11, New York, New York 10001.
(4)
Based solely on a Schedule 13G reporting beneficial ownership as of and filed with the SEC on July 29, 2020, the shares consist of (i) 4,034,522 shares held of record by Vivo Capital Fund IX, L.P. (VIVO IX LP) and (ii) 185,526 shares held of record by Vivo Opportunity Fund, L.P. (VOF). Vivo Capital IX, LLC (VIVO IX LLC) is the General Partner of VIVO IX LP. As the managing members of VIVO IX LLC, Frank Kung, Edgar Engleman, Shan Fu, Jack Nielsen and Michael Chang share voting and dispositive power with respect to the shares held of record by VIVO IX LP. Vivo Opportunity, LLC is the general partner of VOF. As the managing members of Vivo Opportunity, LLC, Gaurav Aggarwal, Shan Fu, Frank King and Michael Chang share voting and dispositive power with respect to the shares held of record by VOF but each disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein. The address for these entities is c/o Vivo Capital, 192 Lytton Avenue, Palo Alto, California 94301.

(5)
Based solely on a Schedule 13G filed with the SEC on October 13, 2023 by Cormorant Asset Management, LP reporting ownership as of October 3, 2023, the reported shares of common stock are beneficially owned by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and Cormorant Private Healthcare Fund II, LP (“Fund II”). Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund and Fund II. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP. The address for these entities and Mr. Chen is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(6)
Based on a Schedule 13G/A filed with the SEC on February 14, 2024 reporting stock ownership as of December 31, 2023, OrbiMed Capital LLC (OrbiMed Capital) holds sole voting and dispositive power with respect to 2,255,000 shares and OrbiMed Advisors LLC (OrbiMed Advisors) holds shared voting and dispositive power with respect to 840,000 shares. A management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild exercise investment and voting power over the shares held by OrbiMed Capital and OrbiMed Advisors. The address for these entities is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(7)
Based on a Schedule 13D/A filed with the SEC on February 14, 2024 reporting beneficial ownership as of December 15, 2023, the shares consist of (i) 1,366,530 shares held of record by Lightstone Ventures, LP (LV LP); (ii) 1,318,409 shares held of record by Lightstone Ventures II, LP (LV II LP); (iii) 186,315 shares held of record by Lightstone Ventures (A), LP (LV(A) LP); and (iv) 78,326 shares held of record by Lightstone Ventures II (A), LP (LV II(A) LP). LSV Associates, LLC (LSV Associates) is the General Partner of LV LP and LV(A) LP. As the managing directors of LSV Associates, Michael A. Carusi, Jean M. George and Henry A. Plain, Jr. share voting and dispositive power with respect to the shares held of record by LV LP and LV(A) LP. LSV Associates II, LLC (LSV Associates II) is the General Partner of LV II LP and LV II(A) LP. As the managing directors of LSV Associates II, Messrs. Carusi and Plain and Ms. George share voting and dispositive power with respect to the shares held of record by LV II LP and LV II(A) LP. The address for these entities is c/o LSV Capital Management, LLC, 2884 Sand Hill Road, Suite 121, Menlo Park, California 94025.
(8)
Consists of (i) 111,620 shares held of record by Mr. Lettmann and (ii) 78,408 shares issuable upon option exercise within 60 days of March 31, 2024, of which 67,125 are fully vested as of March 31, 2024.
(9)
Consists of (i) 494,234 shares held of record by Dr. Pons and (ii) 1,655,187 shares issuable upon option exercise within 60 days of March 31, 2024, of which 1,604,441 are fully vested as of March 31, 2024.
(10)
Consists of (i) 39,223 shares held of record by Mr. Garcia and (ii) 395,182 shares issuable upon option exercise within 60 days of March 31, 2024, of which 375,235 are fully vested as of March 31, 2024.
(11)
Consists of (i) 259,474 shares held of record by Dr. Randolph and (ii) 353,071 shares issuable upon option exercise within 60 days of March 31, 2024, of which 330,525 are fully vested as of March 31, 2024.
(12)
Consists of (i) the shares disclosed in footnote (1) above which are held of record by entities affiliated with venBio Partners; (ii) 113,287 shares held of record by the Goodman Barinaga Trust for which Dr. Goodman serves as trustee; (iii) 54,083 shares held of record by the Emaldi Corporation for which Dr. Goodman serves as a director and (iv) 66,533 shares issuable upon option exercise within 60 days of March 31, 2024, of which 63,167 are fully vested as of March 31, 2024.
(13)
Consists of 37,188 shares issuable upon option exercise within 60 days of March 31, 2024, of which 32,489 are fully vested as of March 31, 2024.
(14)
Consists of 21,262 shares issuable upon option exercise within 60 days of March 31, 2024, of which 18,245 are fully vested as of March 31, 2024.
(15)
Consists of (i) 3,000 shares held of record by Ms. Hemrajani and (ii) 129,902 shares issuable upon option exercise within 60 days of March 31, 2024, of which 124,715 are fully vested as of March 31, 2024.
(16)
Consists of (i) the shares disclosed in footnote (4) above that are held of record by VIVO IX LP and (ii) 66,533 shares issuable upon option exercise within 60 days of March 31, 2024, of which 63,167 are fully vested as of March 31, 2024.
(17)
Consists of (i) 14,833,334 shares beneficially owned by our current executive officers and directors and (ii) 2,940,911 shares issuable upon option exercise within 60 days of March 31, 2024.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

The following is a description of certain relationships and transactions since the beginning of our last fiscal year involving our directors, executive officers or beneficial holders of more than 5% of our capital stock. Compensation arrangements with our directors and officers are described in “Management—Director Compensation,” “Executive Compensation” and “Management.”

Investors’ Rights Agreement

We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including venBio and Vivo Capital. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

venBio Consulting Agreement

In January 2017, Dr. Jaume Pons, our current President and Chief Scientific Officer, entered into a consulting agreement with venBio, one of our stockholders and an affiliate of one of our directors, Dr. Corey Goodman, to provide assistance with deal generation, evaluate potential investments and serve on boards of venBio’s portfolio companies. In accordance with this agreement as compensation for services provided, venBio paid Dr. Pons approximately $125,000 per year each year from 2017 to 2023. The consulting agreement remains in effect until terminated by either party with or without prior notice.

Tallac Therapeutics Agreements

Dr. Pons served as the Chief Executive Officer of Tallac Therapeutics until April 2020, and Dr. Hong Wan, our former Chief Scientific Officer, currently serves as the Chief Executive Officer of Tallac Therapeutics. Dr. Pons also currently serves as a member of the board of directors of Tallac Therapeutics.

In July 2020, we assigned to Tallac Therapeutics our lease with respect to our premises located at 866 Malcolm Road, Burlingame, California 94010, and received a sublease for such premises from Tallac Therapeutics. We paid Tallac Therapeutics approximately $24.0 and $65.5 thousand under the sublease in the years ended December 31, 2023 and 2022, respectively.

In July 2020, we also entered into a research and development services agreement, or the Tallac Services Agreement, with Tallac Therapeutics. The Tallac Services Agreement provides that Tallac Therapeutics will provide certain preclinical research services to the Company for a service fee based on the costs incurred by Tallac Therapeutics plus a mark-up equal to 10.0% of such costs. In connection with the Tallac Services Agreement, we recorded $0.3 and $0.6 million in research and development, or R&D, costs in the years ended December 31, 2023 and 2022, respectively.

In March 2021, we entered into a Collaboration Agreement with Tallac Therapeutics pursuant to which we expect to jointly develop, manufacture, and commercialize a novel class of cancer immunotherapeutics. The collaboration builds on our expertise in developing therapies that block the CD47 checkpoint pathway and expands our immuno-oncology pipeline. Together with Tallac Therapeutics, we will leverage our respective scientific and technical expertise to advance an anti-SIRPα antibody conjugated to a Toll-like receptor 9 agonist for targeted activation of both the innate and adaptive immune systems. We and Tallac Therapeutics will share equally in the cost and expenses of R&D and any profit or loss. In connection with this Collaboration Agreement, we recorded $1.7 and $7.8 million in R&D costs in the years ended December 31, 2023 and 2022, respectively.

The Collaboration Agreement includes the right to set off clause, as such, the Company records the amount due to or reimbursable from Tallac Therapeutics on a net basis. As of December 31, 2023 and 2022, the Company had accrued expenses of $0.5 million and $1.6 million, respectively, related to the Collaboration Agreement which was presented within the payable and accrued liabilities due to related party on the consolidated balance sheets.

Acquisition of ScalmiBio, Inc.

On October 4, 2021, we entered into a share purchase agreement by and among us, ScalmiBio, Inc., or ScalmiBio, and the stockholders of ScalmiBio. Dr. Jaume Pons, our former Chief Executive Officer and current President and Chief Scientific Officer, who is also a director, was also a stockholder of ScalmiBio, Inc. and, prior to the acquisition, a director of ScalmiBio. Dr. Pons owned 31.7% of ScalmiBio. On October 4, 2022, the Company made a $2.0 million payment to stockholders of ScalmiBio at the one-year anniversary of the transaction to stockholders of ScalmiBio, including 31.7%, or $0.6 million, to the Company’s former Chief Executive Officer and current Chief Scientific Officer and President as his proportional share of the consideration.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of the members of our board of directors, and our Bylaws provide that we will indemnify each of our officers and the members of our board of directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our board of directors with discretion to indemnify our employees and other agents when it determines to be appropriate. In addition, we have entered into an indemnification agreement with each of our executive officers and the members of our board of directors requiring us to indemnify them.

Related-Party Transaction Policy

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related-party transaction.

Our board of directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2023, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

Fiscal Year 2023 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2023 are included in our Annual Report on Form 10-K filed with the SEC on March 7, 2024. This proxy statement and our Annual Report on Form 10-K are posted on our investor relations website at https://ir.alxoncology.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to ALX Oncology Holdings Inc., Attention: Investor Relations, 323 Allerton Avenue, South San Francisco, California 94080.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

South San Francisco, California

April 22, 2024

ALX ONCOLOGY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALXO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48463-P10777

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALX ONCOLOGY HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Corey Goodman, Ph.D.
02) Jason Lettmann
03) Sophia Randolph, M.D., Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V48464-P10777

ALX ONCOLOGY HOLDINGS INC.

ANNUAL MEETING OF STOCKHOLDERS
June 12, 2024 1:00 PM, Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jason Lettmann and Peter Garcia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALX Oncology Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Pacific Time on Wednesday, June 12, 2024, at www.virtualshareholdermeeting.com/ALXO2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE